                                                                EXHIBIT 99(a)(2)

                             LETTER OF TRANSMITTAL

   To Purchase Limited Partnership Units of Public Storage Properties, Ltd.,
                       a California limited partnership
             Pursuant to the Offer to Purchase dated June 22, 1998
                  of Public Storage, Inc. and B. Wayne Hughes


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                         DESCRIPTION OF UNITS TENDERED

Name and Address of Registered Holder                 Number of Units Tendered
-------------------------------------                 ------------------------

                                                        ___________________*


                                                      *  Unless otherwise
                                                         indicated, it will be
                                                         assumed that all Units
                                                         held by the registered
                                                         holder are being
                                                         tendered.


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THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 28,
1998, UNLESS EXTENDED. UNITS WHICH ARE TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THIS OFFER.

This Letter of Transmittal is to be executed and returned to BankBoston N.A. (the "Depositary") at one of the following addresses:

    By Mail                              By Hand                                By Overnight Courier           For Information
  BankBoston N.A.            Securities Transfer & Reporting Services            BankBoston N.A.               BankBoston N.A.
c/o Boston EquiServe                 c/o Boston EquiServe                     c/o Boston EquiServe            c/o Boston EquiServe
   P.O. Box 8029                        55 Broadway                       Corporate Agency & Reorganization   Shareholder Services
Boston, MA 02266-8029                    3rd Floor                                 150 Royall Street            (617) 575-3120
                                      New York, NY 10006                          Mail Stop 45-01-40
                                                                                  Canton, MA 02021

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. The accompanying instructions should be read carefully before this Letter of Transmittal is completed.


              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

          The undersigned hereby tenders to Public Storage, Inc., a California corporation (the "Company") and B. Wayne Hughes ("Hughes"), for $460 per Unit in cash the above-described units of limited partnership interest (the "Units") of Public Storage Properties, Ltd., a California limited partnership (the "Partnership"), in accordance with the terms and subject to the conditions of the Company's and Hughes' offer contained in the Company's and Hughes' Offer to Purchase dated June 22, 1998 (the "Offer to Purchase"), and in this Letter of Transmittal (which together with the Offer to Purchase constitutes the "Offer"). The undersigned hereby acknowledges receipt of the Offer to Purchase.

          Subject to, and effective upon, acceptance for tender of the Units tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company and Hughes, all right, title and interest in and to all of the Units that are being tendered hereby and that are being accepted for purchase pursuant to the Offer and any non-cash distributions, other Units or other securities issued or issuable in respect thereof on or after June 22, 1998 and appoints the Depositary the true and lawful attorney-in-fact of the undersigned with respect to such Units (and such non-cash distributions, other Units or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) transfer ownership of such Units (and any such non-cash distributions, other Units or securities), to or upon the order of the Company and Hughes, (b) present such Units (and any such non-cash distributions, other Units or securities) for transfer on the books of the Partnership and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Units (and any such non-cash distributions, other Units or securities), all in accordance with the terms of the Offer.

          The undersigned hereby represents and warrants that the undersigned
(i) has received and reviewed the Offer to Purchase and (ii) has full power and authority to sell, assign and transfer the Units tendered hereby (and any and all non-cash distributions, other Units or securities issued or issuable in respect thereof on or after June 22, 1998) and that when the same are accepted for purchase by the Company and Hughes, the Company and Hughes will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or the Company and Hughes to be necessary or desirable to complete the sale, assignment and transfer of the Units tendered hereby and any non-cash distributions, other Units or other securities issued or issuable in respect of such Units on or after June 22, 1998. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Company and Hughes any and all other Units or other securities (including rights) issued to the undersigned on or after June 22, 1998 in respect of Units tendered hereby, accompanied by appropriate documentation of transfer, and pending such remittance or appropriate assurance thereof, the Company and Hughes shall be entitled to all rights and privileges as owner of any such other Units or other securities and may withhold the entire consideration or deduct from the consideration the amount of value thereof as determined by the Company and Hughes, in their sole discretion.

          The undersigned has been advised that (i) Hughes is a General Partner of the Partnership; the Company, the other General Partner of the Partnership, is controlled by Hughes; and the General Partners of the Partnership make no recommendation as to whether or not the undersigned should tender his or her Units in the Offer and the undersigned has made his or her own decision to tender the Units and (ii) the General Partners believe that the Offer Price is less than the amount that Unitholders might receive if the Partnership were liquidated.

          The undersigned understands that notwithstanding any other provisions of the Offer and subject to the applicable rules of the Securities and Exchange Commission, the Company and Hughes will not be required to accept for purchase any Units, may postpone the acceptance for purchase of Units tendered and may terminate or amend the Offer if prior to the time of purchase of any such Units any of the following events shall occur or the Company and Hughes shall have learned of the occurrence of any of such events:

               (a) There shall be threatened, instituted or pending any action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission (i) challenging the acquisition by the Company and Hughes of the Units, seeking to restrain or prohibit the making or consummation of the Offer, seeking to obtain any material damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer,
          (ii) seeking to prohibit or restrict the Company's and Hughes' ownership or operation of any material portion of the Company's and Hughes' business or assets, or to compel the Company and Hughes to dispose of or hold separate all or any material portion of their business or assets as a result of the Offer, (iii) seeking to make the purchase of, or payment for, some or all of the Units illegal, (iv) resulting in a delay in the ability of the Company and Hughes to accept for payment or pay for some or all of the Units, (v) imposing material limitations on the ability of the Company and Hughes to effectively acquire or hold or to exercise full rights of ownership of the Units, including, without limitation, the right to vote the Units purchased by the Company and Hughes on all matters properly presented to the limited partners of the Partnership, (vi) which, in the sole judgment of the Company and Hughes, could materially and adversely affect the treatment of the Offer for federal income tax purposes,
          (vii) which otherwise is reasonably likely to materially adversely affect the Partnership or value of the Units or (viii) which imposes any material condition unacceptable to the Company and Hughes;

               (b) Any statute, rule, regulation or order shall be enacted, promulgated, entered or deemed applicable to the Offer, any legislation shall be pending, or any other action shall have been taken, proposed or threatened, by any domestic government or governmental authority or by any court, domestic or foreign, which, in the sole judgment of the Company and Hughes, is likely, directly or indirectly, to result in any of the consequences referred to in paragraph (a) above; or

               (c) There shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange ("NYSE"), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity materially affecting the United States, (iv) any limitation by any governmental authority or any other event which is reasonably likely to affect the extension of credit by banks or other lending institutions in the United States, (v) any material decline in security prices on the NYSE or (vi) in the case of any of the foregoing existing at the time of the Offer, any material worsening thereof;


which in the sole judgment of the Company and Hughes with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by the Company and Hughes) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for purchase. The foregoing conditions are for the sole benefit of the Company and Hughes and may be asserted by the Company and Hughes regardless of the circumstances giving rise to any such conditions (including any action or inaction by the Company and Hughes) or may be waived by the Company and Hughes in whole or in part. The failure by the Company and Hughes at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed a continuing right which may be asserted at any time and from time to time.

          The undersigned hereby irrevocably appoints B. Wayne Hughes and Harvey Lenkin designees of the Company and Hughes, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper, and otherwise act (including pursuant to written consent) with respect to all of the Units tendered hereby which have been accepted for payment by the Company and Hughes prior to the time of such vote or action (and any and all non-cash distributions, other Units or securities, issued or issuable in respect thereon on or after June 22, 1998), which the undersigned is entitled to vote, at any meeting (whether annual or special and whether or not an adjourned meeting) of limited partners of the Partnership, or with respect to which the undersigned is empowered to act in connection with action by written consent in lieu of any such meeting or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Units by the Company and Hughes, in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Units (and any such non-cash distributions, other Units or securities) and no subsequent proxies will be given (and if given will be deemed not to be effective) with respect thereto by the undersigned. The Company and Hughes reserve the right to require that in order for Units to be properly tendered, immediately upon acceptance of such Units for purchase by the Company and Hughes, the Company and Hughes are able to exercise full voting rights with respect to such Units.

          The undersigned understands that tenders of Units pursuant to any one of the procedures described in the Offer and in the instructions hereto will constitute a binding agreement between the undersigned and the Company and Hughes upon the terms and subject to the conditions of the Offer.

          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal and personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

          Please issue the payment for the Units in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Mailing Instructions," please mail the payment (and accompanying documents, as appropriate) to the undersigned at the registered address. In the event that the "Special Mailing Instructions" are completed, please deliver the payment to the registered holder(s) at the address so indicated.


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                           TENDER OF UNITS IN OFFER


The Undersigned tenders Units in the Offer on the terms described above.


SIGN HERE


Signature(s) ___________________________________________________________________

             ___________________________________________________________________

                                                      (      )
Date         __________________________               __________________________
                                                      Telephone number


(Must be signed by registered holder(s) as name(s) appear(s) under registration above. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 3.)

Name(s)      ___________________________________________________________________

             ___________________________________________________________________
                 (Please print)

Capacity (full title)___________________________________________________________

Address      ___________________________________________________________________

             ___________________________________________________________________
                                                                Zip Code
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                         SPECIAL MAILING INSTRUCTIONS


To be completed ONLY if payment is to be issued to the registered holder(s) but mailed to OTHER than the address of record. (See Instruction 5.)

Mail payment to:

Name     _______________________________________________________________________
           (Must be same as registered holder(s))

Address  _______________________________________________________________________
           (Please print)

         _______________________________________________________________________
                                                                Zip Code
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                                      -3-

                                 INSTRUCTIONS
             Forming Part of the Terms and Conditions of the Offer


          1. DELIVERY OF LETTER OF TRANSMITTAL. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein on or prior to July 28, 1998, unless extended.

          The method of delivery of this Letter of Transmittal and all other required documents, is at the option and risk of the tendering Unitholder and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

          No alternative, conditional or contingent tenders will be accepted, and no fractional Units will be accepted for payment or purchased. All tendering Unitholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Units for payment.

          2. PARTIAL TENDERS. If fewer than all the Units held by a Unitholder are to be tendered, (i) fill in the number of Units which are to be tendered in the section entitled "Number of Units Tendered" and (ii) the Unitholder must hold at least five Units after such tender. Accordingly, a Unitholder should not tender if, as a result of such tender, the tendering holder (other than one transferring all of his or her Units) will hold less than five Units. All Units held by a Unitholder will be deemed to have been tendered unless otherwise indicated.

          3.   SIGNATURES ON LETTER OF TRANSMITTAL.

               (a) If this Letter of Transmittal is signed by the registered holder(s) of the Units, the signature(s) must correspond exactly with the Unitholder's registration.

               (b) If any of the Units are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

               (c) If any Units are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

               (d) If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and if requested, proper evidence satisfactory to the Company and Hughes of such person's authority so to act must be submitted.

          4. STOCK TRANSFER TAXES. Except as set forth in this Instruction 4, the Company and Hughes will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Units to them or their order pursuant to the Offer. If payment of the purchase price is to be made to any person other than the registered holder, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

          5. SPECIAL MAILING INSTRUCTIONS. If payment for the Units is to be issued to the registered holder(s) but mailed to other than the address of record, the section entitled "Special Mailing Instructions" must be completed.

          6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to, or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, the Depositary or the Soliciting Agent at their respective addresses set forth below.

          7. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Units will be determined by the Company and Hughes, in their sole discretion, and its determination shall be final and binding. The Company and Hughes reserve the absolute right to reject any or all tenders of any particular Units (i) determined by it not to be in the appropriate form or (ii) the acceptance for purchase of Units which may, in the opinion of the Company's and Hughes' counsel, be unlawful.

          IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO JULY 28, 1998, UNLESS EXTENDED.


              THE DEPOSITARY:          THE SOLICITING AGENT FOR THE OFFER IS:

              BANKBOSTON N.A.             CHRISTOPHER WEIL & COMPANY, INC.
            Shareholder Services                   (800) 960-9672
               P.O. Box 8029
      Boston, Massachusetts 02266-8029
               (781) 575-3120

                                      -4-